Explanatory Note

Nada Holdings, Inc. (the “Company”) is filing this Form C-AR (i) to include the Company’s financial statements for fiscal year ended on December 31, 2022, attached hereto as Exhibit A and modify the Company’s disclosure of its financials for such periods; and (ii) to update certain other disclosures items in the Form C-AR to bring the disclosure current to December 31, 2022.

December 26, 2023

Nada Holdings, Inc.

ANNUAL REPORT FOR THE FISCAL YEAR ENDED

DECEMBER 31, 2022

This Form C-AR (including cover page and all exhibits attached hereto, the “Form C-AR”) is being furnished by Nada Holdings, Inc., a Delaware corporation (“Nada Holdings”, the “Company”, “we” “us”, or “our”) for the sole purpose of providing certain information about (i) the Series Seed-1 Preferred Stock offered and sold by the Company pursuant to Regulation D under the Securities Act of 1933, as amended, or the “Securities Act” during fiscal year ended December 31, 2022 and (ii) the Crowd SAFE (Simple Agreement for Future Equity) securities offered and sold on a best efforts basis, by the Company pursuant to Regulation D during the fiscal year ended December 31, 2022 (this “Offering”). The Company did not sell any Preferred stock or Crowd SAFES under Regulation CF during the year ended December 31, 2022. A copy of this report may be found on the company’s website at https://www.nada.co/.

During fiscal year 2022, the Company issued in a private placement under Regulation D of the Securities Act SAFEs, which we sometimes refer to as the “Securities,” totaling $554,790. In 2022, the Company also issued in a Regulation D private placement Series Seed-1 Preferred Stock in the amount of $4,220,000. During fiscal year 2021, the Company raised $668,318.31 (before offering expenses) through the sale of Crowd SAFEs on the OpenDeal Portal LLC (the “Intermediary”) crowdfunding portal in our offering that is exempt from the registration requirements of the Securities Act under the exemption provided for under Regulation Crowdfunding.

No federal or state securities commission or regulatory authority has passed upon the accuracy or adequacy of this document. No federal or state securities commission or regulatory authority has recommended or approved the securities. The U.S. Securities and Exchange Commission (“SEC”) does not pass upon the accuracy or completeness of any disclosure document or literature. The Company is filing this Form C-AR pursuant to Regulation CF (§ 227.100 et seq.) which requires that it must file a report with the Commission annually and post the report on its website at www.nada.co no later than 120 days after the end of each fiscal year covered by the report. The Company may terminate its reporting obligations in the future in accordance with Rule 202(b) of Regulation CF (§ 227.202(b)) by 1) being required to file reports under Section 13(a) or Section 15(d) of the Exchange Act of 1934, as amended, 2) filing at least one annual report pursuant to Regulation CF and having fewer than 300 holders of record, 3) filing annual reports for three years pursuant to Regulation CF and having assets equal to or less than $10,000,000, 4) the repurchase of all the Securities sold in this Offering by the Company or another party, or 5) the liquidation or dissolution of the Company.

The date of this Form C-AR is December 26, 2023.

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ABOUT THIS FORM C-AR

You should rely only on the information contained in this Form C-AR. We have not authorized anyone to provide any information or make any representations other than those contained in this Form C-AR, and no source other than the Intermediary has been authorized to post this Form C-AR and the Offering. If anyone provides you with different or inconsistent information, you should not rely on it. We are not offering to sell, nor seeking offers to buy, the Securities in any jurisdiction where such offers and sales are not permitted. The information contained in this Form C-AR and any documents incorporated by reference herein is accurate only as of the date of those respective documents, regardless of the time of delivery of this Form C-AR or the time of issuance or sale of any Securities.

Statements contained herein as to the content of any agreements or other documents are summaries and, therefore, are necessarily selective and incomplete and are qualified in their entirety by the actual agreements or other documents. Prior to the consummation of the purchase and sale of the Securities, the Company will afford prospective Investors an opportunity to ask questions of, and receive answers from, the Company and its management concerning the terms and conditions of this Offering and the Company.

In making an investment decision, you must rely on your own examination of the Company and the terms of the Offering, including the merits and risks involved. The statements of the Company contained herein are based on information believed to be reliable; however, no warranty can be made as to the accuracy of such information or that circumstances have not changed since the date of this Form C-AR. For example, our business, financial condition, results of operations, and prospects may have changed since the date of this Form C-AR. The Company does not expect to update or otherwise revise this Form C-AR or any other materials supplied herewith.

This Form C-AR is submitted in connection with the Offering described herein and may not be reproduced or used for any other purpose.

THIS FORM C-AR DOES NOT CONSTITUTE AN OFFER TO PURCHASE OR SELL SECURITIES.

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This Form C-AR and any documents incorporated by reference herein contain forward-looking statements and are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Form C-AR are forward-looking statements. Forward-looking statements give our current reasonable expectations and projections regarding our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

The forward-looking statements contained in this Form C-AR and any documents incorporated by reference herein are based on reasonable assumptions we have made in light of our industry experience, perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you read and consider this Form C-AR, you should understand that these statements are not guarantees of performance or results. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual operating and financial performance and cause our performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect or change, our actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements.

Investors are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statements made in this Form C-AR or any documents incorporated by reference herein is accurate only as of the date of those respective documents. Except as required by law, we undertake no obligation to publicly update any forward-looking statements for any reason after the date of this Form C-AR or to conform these statements to actual results or to changes in our expectations.

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SUMMARY

The following summary highlights information contained elsewhere or incorporated by reference in this Form C-AR. This summary may not contain all of the information that may be important to you. You should read this entire Form C-AR carefully, including the matters discussed under the section titled “Risk Factors.”

The Company

Nada Holdings, Inc. is a vertically integrated, real estate technology company, incorporated/formed in Delaware as a corporation on October 15, 2018.

The Company is located at 1315 Manufacturing St., Dallas, TX 75207.

The Company’s website is https://nada.co.

The Company conducts business in Texas and offers its service through the internet throughout the United States.

RISK FACTORS

Investing in the Securities involves a high degree of risk and may result in the loss of your entire investment. Before making an investment decision with respect to the Securities, we urge you to carefully consider the risks described in this section and other factors set forth in this Form C-AR. In addition to the risks specified below, the Company is subject to the same risks that all companies in its business, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as hacking and the ability to prevent hacking). Additionally, early-stage companies are inherently riskier than more developed companies. Prospective Investors should consult with their legal, tax and financial advisors prior to making an investment in the Securities. The Securities should only be purchased by persons who can afford to lose all of their investment.

Risks Related to the Company’s Business and Industry

We have a limited operating history upon which you can evaluate our performance, and accordingly, our prospects must be considered in light of the risks that any new company encounters.

The Company is still in an early phase and we are just beginning to implement our business plan. There can be no assurance that we will ever operate profitably. The likelihood of our success should be considered in light of the problems, expenses, difficulties, complications and delays usually encountered by early stage companies. The Company may not be successful in attaining the objectives necessary for it to overcome these risks and uncertainties.

Global crises such as COVID-19 can have a significant effect on our business operations and revenue projections.

With shelter-in-place orders and non-essential business closings potentially happening throughout 2020, 2021 and into the future due to COVID-19, the Company’s revenue has been adversely affected. With shelter-in-place orders, non-essential business closures, market turmoil, and job losses experienced around the country and in the Company’s market, especially during the late spring and early summer periods of 2020, the Company’s revenue was adversely affected. The Company and industry experienced a recovery in late 2020; however, there remains uncertainty surrounding the future with COVID-19. The potential for future COVID-19 effects resulting in business closures, market turmoil, rising unemployment and other related factors could materially impact the Company’s business and the Company going forward in 2021 and beyond.

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We may face potential difficulties in obtaining capital.

We may have difficulty raising needed capital in the future as a result of, among other factors, our lack of revenues from sales, as well as the inherent business risks associated with our Company and present and future market conditions We will require additional funds to execute our business strategy and conduct our operations. If adequate funds are unavailable, we may be required to delay, reduce the scope of or eliminate one or more of our research, development or commercialization programs, product launches or marketing efforts, any of which may materially harm our business, financial condition and results of operations.

We may not have enough authorized capital stock to issue shares of common stock to investors upon the conversion of any security convertible into shares of our common stock, including the Securities.

Currently, our authorized capital stock consists of 1,233,618 shares of common stock, of which 615,000 shares of common stock are issued and outstanding. Unless we increase our authorized capital stock, we may not have enough authorized common stock to be able to obtain funding by issuing shares of our common stock or securities convertible into shares of our common stock. We may also not have enough authorized capital stock to issue shares of common stock to investors upon the conversion of any security convertible into shares of our common stock, including the Securities.

We may implement new lines of business or offer new products and services within existing lines of business.

As an early-stage company, we may implement new lines of business at any time. There are substantial risks and uncertainties associated with these efforts, particularly in instances where the markets are not fully developed. In developing and marketing new lines of business and/or new products and services, we may invest significant time and resources. Initial timetables for the introduction and development of new lines of business and/or new products or services may not be achieved, and price and profitability targets may not prove feasible. We may not be successful in introducing new products and services in response to industry trends or developments in technology, or those new products may not achieve market acceptance. As a result, we could lose business, be forced to price products and services on less advantageous terms to retain or attract clients or be subject to cost increases. As a result, our business, financial condition or results of operations may be adversely affected.

We rely on other companies to provide components and services for our products.

We depend on suppliers and contractors to meet our contractual obligations to our customers and conduct our operations. Our ability to meet our obligations to our customers may be adversely affected if suppliers or contractors do not provide the agreed-upon supplies or perform the agreed-upon services in compliance with customer requirements and in a timely and cost-effective manner. Likewise, the quality of our products may be adversely impacted if companies to whom we delegate manufacture of major components or subsystems for our products, or from whom we acquire such items, do not provide components which meet required specifications and perform to our and our customers’ expectations. Our suppliers may be unable to quickly recover from natural disasters and other events beyond their control and may be subject to additional risks such as financial problems that limit their ability to conduct their operations. The risk of these adverse effects may be greater in circumstances where we rely on only one or two contractors or suppliers for a particular component. Our products may utilize custom components available from only one source. Continued availability of those components at acceptable prices, or at all, may be affected for any number of reasons, including if those suppliers decide to concentrate on the production of common components instead of components customized to meet our requirements. The supply of components for a new or existing product could be delayed or constrained, or a key manufacturing vendor could delay shipments of completed products to us adversely affecting our business and results of operations.

We rely on various intellectual property rights, including trademarks, in order to operate our business.

The Company relies on certain intellectual property rights to operate its business. The Company’s intellectual property rights may not be sufficiently broad or otherwise may not provide us a significant competitive advantage. In addition, the steps that we have taken to maintain and protect our intellectual property may not prevent it from being challenged, invalidated, circumvented or designed-around, particularly in countries where intellectual property rights are not highly developed or protected. In some circumstances, enforcement may not be available to us because an infringer has a dominant intellectual property position or for other business reasons, or countries may require compulsory licensing of our intellectual property. Our failure to obtain or maintain intellectual property rights that convey competitive advantage, adequately protect our intellectual property or detect or prevent circumvention or unauthorized use of such property, could adversely impact our competitive position and results of operations. We also rely on nondisclosure and noncompetition agreements with employees, consultants and other parties to protect, in part, trade secrets and other proprietary rights. There can be no assurance that these agreements will adequately protect our trade secrets and other proprietary rights and will not be breached, that we will have adequate remedies for any breach, that others will not independently develop substantially equivalent proprietary information or that third parties will not otherwise gain access to our trade secrets or other proprietary rights. As we expand our business, protecting our intellectual property will become increasingly important. The protective steps we have taken may be inadequate to deter our competitors from using our proprietary information. In order to protect or enforce our patent rights, we may be required to initiate litigation against third parties, such as infringement lawsuits. Also, these third parties may assert claims against us with or without provocation. These lawsuits could be expensive, take significant time and could divert management’s attention from other business concerns. The law relating to the scope and validity of claims in the technology field in which we operate is still evolving and, consequently, intellectual property positions in our industry are generally uncertain. We cannot assure you that we will prevail in any of these potential suits or that the damages or other remedies awarded, if any, would be commercially valuable.

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The Company’s success depends on the experience and skill of the board of directors, its executive officers and key employees.

In particular, we are dependent on John Green, our CEO and Mauricio Delgado, our Chief Financial Officer. The Company has or intends to enter into employment agreements with John Green and Mauricio Delgado; however there can be no assurance that it will do so or that they will continue to be employed by the Company for a particular period of time. The loss of John Green, Mauricio Delgado, or any member of the board of directors or executive officer could harm the Company’s business, financial condition, cash flow and results of operations.

Although dependent on certain key personnel, the Company does not have any key person life insurance policies on any such people.

We are dependent on certain key personnel in order to conduct our operations and execute our business plan, however, the Company has not purchased any insurance policies with respect to those individuals in the event of their death or disability. Therefore, if any of these personnel die or become disabled, the Company will not receive any compensation to assist with such person’s absence. The loss of such person could negatively affect the Company and our operations. We have no way to guarantee key personnel will stay with the Company, as many states do not enforce non-competition agreements, and therefore acquiring key man insurance will not ameliorate all of the risk of relying on key personnel.

Damage to our reputation could negatively impact our business, financial condition and results of operations.

Our reputation and the quality of our brand are critical to our business and success in existing markets, and will be critical to our success as we enter new markets. Any incident that erodes consumer loyalty for our brand could significantly reduce its value and damage our business. We may be adversely affected by any negative publicity, regardless of its accuracy. Also, there has been a marked increase in the use of social media platforms and similar devices, including blogs, social media websites and other forms of internet-based communications that provide individuals with access to a broad audience of consumers and other interested persons. The availability of information on social media platforms is virtually immediate as is its impact. Information posted may be adverse to our interests or may be inaccurate, each of which may harm our performance, prospects or business. The harm may be immediate and may disseminate rapidly and broadly, without affording us an opportunity for redress or correction.

Our business could be negatively impacted by cyber security threats, attacks and other disruptions.

We continue to face advanced and persistent attacks on our information infrastructure where we manage and store various proprietary information and sensitive/confidential data relating to our operations. These attacks may include sophisticated malware (viruses, worms, and other malicious software programs) and phishing emails that attack our products or otherwise exploit any security vulnerabilities. These intrusions sometimes may be zero-day malware that are difficult to identify because they are not included in the signature set of commercially available antivirus scanning programs. Experienced computer programmers and hackers may be able to penetrate our network security and misappropriate or compromise our confidential information or that of our customers or other third-parties, create system disruptions, or cause shutdowns. Additionally, sophisticated software and applications that we produce or procure from third-parties may contain defects in design or manufacture, including “bugs” and other problems that could unexpectedly interfere with the operation of the information infrastructure. A disruption, infiltration or failure of our information infrastructure systems or any of our data centers as a result of software or hardware malfunctions, computer viruses, cyber-attacks, employee theft or misuse, power disruptions, natural disasters or accidents could cause breaches of data security, loss of critical data and performance delays, which in turn could adversely affect our business.

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Security breaches of confidential customer information, in connection with our electronic processing of credit and debit card transactions, or confidential employee information may adversely affect our business.

Our business requires the collection, transmission and retention of personally identifiable information, in various information technology systems that we maintain and in those maintained by third parties with whom we contract to provide services. The integrity and protection of that data is critical to us. The information, security and privacy requirements imposed by governmental regulation are increasingly demanding. Our systems may not be able to satisfy these changing requirements and customer and employee expectations, or may require significant additional investments or time in order to do so. A breach in the security of our information technology systems or those of our service providers could lead to an interruption in the operation of our systems, resulting in operational inefficiencies and a loss of profits. Additionally, a significant theft, loss or misappropriation of, or access to, customers’ or other proprietary data or other breach of our information technology systems could result in fines, legal claims or proceedings.

The use of individually identifiable data by our business, our business associates and third parties is regulated at the state, federal and international levels.

The regulation of individual data is changing rapidly, and in unpredictable ways. A change in regulation could adversely affect our business, including causing our business model to no longer be viable. Costs associated with information security – such as investment in technology, the costs of compliance with consumer protection laws and costs resulting from consumer fraud – could cause our business and results of operations to suffer materially. Additionally, the success of our online operations depends upon the secure transmission of confidential information over public networks, including the use of cashless payments. The intentional or negligent actions of employees, business associates or third parties may undermine our security measures. As a result, unauthorized parties may obtain access to our data systems and misappropriate confidential data. There can be no assurance that advances in computer capabilities, new discoveries in the field of cryptography or other developments will prevent the compromise of our customer transaction processing capabilities and personal data. If any such compromise of our security or the security of information residing with our business associates or third parties were to occur, it could have a material adverse effect on our reputation, operating results and financial condition. Any compromise of our data security may materially increase the costs we incur to protect against such breaches and could subject us to additional legal risk.

The Company is not subject to Sarbanes-Oxley regulations and may lack the financial controls and procedures of public companies.

The Company may not have the internal control infrastructure that would meet the standards of a public company, including the requirements of the Sarbanes Oxley Act of 2002. As a privately-held (non-public) Company, the Company is currently not subject to the Sarbanes Oxley Act of 2002, and its financial and disclosure controls and procedures reflect its status as a development stage, non-public company. There can be no guarantee that there are no significant deficiencies or material weaknesses in the quality of the Company’s financial and disclosure controls and procedures. If it were necessary to implement such financial and disclosure controls and procedures, the cost to the Company of such compliance could be substantial and could have a material adverse effect on the Company’s results of operations.

We operate in a highly regulated environment, and if we are found to be in violation of any of the federal, state, or local laws or regulations applicable to us, our business could suffer.

We are also subject to a wide range of federal, state, and local laws and regulations, such as local licensing requirements, and retail financing, debt collection, consumer protection, environmental, health and safety, creditor, wage-hour, anti-discrimination, whistleblower and other employment practices laws and regulations and we expect these costs to increase going forward. The violation of these or future requirements or laws and regulations could result in administrative, civil, or criminal sanctions against us, which may include fines, a cease and desist order against the subject operations or even revocation or suspension of our license to operate the subject business. As a result, we have incurred and will continue to incur capital and operating expenditures and other costs to comply with these requirements and laws and regulations.

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IN ADDITION TO THE RISKS LISTED ABOVE, RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN, OR WHICH WE CONSIDER IMMATERIAL AS OF THE DATE OF THIS FORM C-AR, MAY ALSO HAVE AN ADVERSE EFFECT ON OUR BUSINESS AND RESULT IN THE TOTAL LOSS OF YOUR INVESTMENT.

The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company’s assets or profits and have no voting rights or ability to direct the Company or its actions.

BUSINESS

Description of the Business

Nada Holdings Inc. is a real estate finance and investment technology company that offers real estate investment, real estate brokerage, and financial services to customers, aiming to make residential real estate ownership more accessible for homeowners and real estate investors.

Business Plan

The Company plans to achieve the following in the next 12-18 months:

1.	Extend the functionality of our digital platform by releasing new user features for account management, performance monitoring, and education on real estate investing;

2.	Expand existing affiliates and distribution partners to reach more customers for our homeowner finance products and our real estate investment products;

3.	Grow market-share within our existing markets and expand to additional markets;

In 2022, the Company, acting as Manager for Cityfunds I, LLC, received SEC qualification to conduct public offerings pursuant to Regulation A, and began managing the offering for sale securities in individual Cityfunds I, LLC Series offerings directly from its mobile App and website. As of December 31, 2022 Cityfunds I, LLC had made available the purchase of shares in Cityfunds I, LLC Series #Dallas, #Austin, #Miami, #Tampa, #Denver, #Los Angeles, #Las Vegas, #Nashville, #Phoenix, and #Houston on the Nada Finance App and its website. A subsidiary of the Company, Nada Investments, LLC, funds its homeowner home equity investment agreement product, referred to as “Homeshares”, which is originated by another subsidiary of the Company, Nada Loans, LLC. Nada Investments, LLC subsequently sells Homeshares to a Cityfunds I, LLC Series entity, which purchases each Homeshare as an asset pool of that Series.

The Company’s Products and/or Services

Product / Service	Description	Current Market
Cityfunds	A series of open-ended residential real estate funds, designed to be index-like funds representing a single city’s residential real estate market, accessible to retail investors (accredited and non-accredited) pursuant to the Regulation A exemptions.

Direct to consumer focused on Generation X and Millennial (27-58 years old) online retail investors. Distribution partnerships include private investment platforms, self-directed IRAs, independent broker-dealers, and RIA groups.

Nada Finance App	A web and mobile application that helps homeowners and retail investors to access residential real estate assets through retail investment offerings, by trading real estate equity for cash, and monitoring their real estate portfolio.

Direct to consumer focused on Generation X and Millennial (27-58 years old) owners or investors of residential real estate. Partnership affiliate model with independent real estate brokerages across the US.

Nada Homeshares	A consumer financial product that provides qualifying homeowners with liquidity without the need to sell their home or the added burden of new debt in exchange for a lien-secured equity interests in their owner-occupied single-family home.

Direct to consumer focused on Generation X and Millennial residential real estate owners. Partnership affiliate model with independent real estate brokerages, mortgage brokerages, home improvement partners, and solar installation partners across the US.

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Competition

We compete against other real estate investment platform companies such as Roofstock, Fundrise, and other private REIT fund offerings; additionally, our consumer finance products compete against traditional mortgage companies originating home equity debt financing products such as Rocket Mortgage, Figure, and Prosper, and other home equity investment products from companies such as Point, Unlock Technologies, and Hometap.

Our investment products differentiate primarily by providing individual investors exposure to the US single-family home equity market through our home equity investment agreements, by the accessibility (open to non-accredited, starting with $100), index-like structures (representing a single city’s housing market), and by forthcoming liquidity through the PPEX ATS. Our consumer finance product differentiates primarily by not being a debt instrument (no interest rate), not requiring monthly payments, and without a pre-payment or lock-up period.

Customer Base

Our consumer base is comprised of primarily millennial and Generation X consumers (27-58 years old) who own a single-family home or plan to buy or invest in single-family homes either directly or indirectly through our Cityfunds investment product.

Supply Chain

Nada provides direct-to-consumer services. Nada recruits from a large pool of qualified and licensed real estate agents, mortgage loan officers, escrow officers, attorneys, and insurance agents throughout the U.S. to deliver these services.

Intellectual Property

The Company has a service mark for the use of the name “nada” for real estate brokerage services and title and escrow services.

Trademarks

Application or Registration #	Goods / Services	Mark	File Date	Grant Date	Country
88233505	C036.US100101102.G&S: real estate brokerage, real estate consultation, real estate listing, providing information in the field of real estate via the Internet; real estate brokerage services, namely, real estate brokerage, escrow services, and arranging for title insurance; insurance services related to real estate transactions, namely, title insurance consultation, and real estate escrow services.	NADA	12/18/2018	09/03/2019	USA

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Governmental/Regulatory Approval and Compliance

The Company is subject to and affected by laws and regulations of U.S. federal, state and local governmental authorities. These laws and regulations are subject to change.

Litigation

The Company is not subject to any current litigation or threatened litigation at this time.

DIRECTORS, OFFICERS, AND MANAGERS

The directors, officers, and managers of the Company are listed below along with all positions and offices held at the Company and their principal occupation and employment responsibilities for the past three (3) years.

Name	Positions and Offices Held at the Company	Principal Occupation and Employment Responsibilities for the Last Three (3) Years	Education
John Green	Chief Executive Officer, Director	CEO, Nada Holdings (2018-present) Vice President, Strategy, Pacific Union Financial (2012-2018) Strategic Advisor, Vamonos Realty (2017-2018)	N/A

Mauricio Delgado	Chief Financial Officer, Director	Chief Financial Officer, Nada Holdings (2018-present) Formerly: Chief Executive Officer, Chief Financial Officer, Chief Product & Strategy Officer, Tricolor Holdings (2013-2016, 2019-2020)	BS, Computer Science, Stanford University; M.B.A., Stanford University

Jesse Stein	Director	Managing Director, Everyrealm, Inc. (2022-Present) Head of Real Estate, Opendeal, Inc. (2020-2022)	BS, Cornell University; Masters,- NYU

Vikram Malaney	Director	Director, Nada Holdings (2018-present) CTO, Mobile Globetrotter (2015-present) Co-Founder & Director, Capsilon Software Pvt Ltd. (2002-present)	B. Eng., Computer Engineering, Duke University

Krishna Srinivasan	Director	Director, Nada Holdings (June 2022-present); Founding Partner, LiveOak Venture Partners (January 2012-present)	B.Tech. Mechanical Engineering, IIT; M.S. Operations Research, University of Texas at Austin; M.B.A., The Wharton School of the University of Pennsylvania

Indemnification

Indemnification is authorized by the Company to managers, officers or controlling persons acting in their professional capacity pursuant to Delaware law. Indemnification includes expenses such as attorney’s fees and, in certain circumstances, judgments, fines and settlement amounts actually paid or incurred in connection with actual or threatened actions, suits or proceedings involving such person, except in certain circumstances where a person is adjudged to be guilty of gross negligence or willful misconduct, unless a court of competent jurisdiction determines that such indemnification is fair and reasonable under the circumstances.

Employees

The Company currently has fourteen employees.

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CAPITALIZATION, DEBT AND OWNERSHIP

Capitalization

The Company’s authorized capital stock consists of 1,233,618 shares of common stock, par value $0.0001 per share (the “Common Stock”) and 480,661 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”). As of December 31, 2022, 615,000 shares of Common Stock and 356,356 shares of Preferred Stock were issued and outstanding.

Outstanding Capital Stock

As of the date of this Form C-AR, the Company’s outstanding capital stock consists of:

Type	Common Stock

Amount Outstanding	615,000

Voting Rights	1 vote per share

Anti-Dilution Rights	None

How this security may limit, dilute or qualify the Security issued pursuant to Regulation CF	The Company may authorize additional Common Stock which may dilute the Securities

Percentage ownership of the Company by the holders of such security.	Approximately 51%

Type	Series Seed Preferred Stock

Amount Outstanding	Series Seed-1: 238,317 shares Series Seed-2: 46,401 shares Series Seed-3: 64,580 shares Series Seed-4: 131,363 shares

Voting Rights	1 vote per share

Anti-Dilution Rights	Subject to approval from the Company’s Board of Directors in existence on the date hereof, the Series Seed Preferred will have customary rights associated with a venture capital financing of this type, including without limitation, conversion, dividends, broad-based anti-dilution, registration rights, preemptive rights, management rights, information rights, transfer restrictions to inhibit secondary markets, co-sale right and rights of first refusal.

Security and Liquidation Preference	Series Seed Preferred with a 1x non-participating liquidation preference; all remaining proceeds will be distributed to Common.

How this security may limit, dilute or qualify the Security issued pursuant to Regulation CF	The Company may authorize additional Preferred Stock which may dilute the Securities

Percentage ownership of the Company by the holders of such security.	Approximately 40% (all four series of Preferred)

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Outstanding Options, Safes, Convertible Notes, Warrants

As of the date of this Form C-AR, the Company has the following additional securities outstanding:

Type	Options

Amount Outstanding	95,814

Voting Rights	None

Anti-Dilution Rights	None

How this security may limit, dilute or qualify the Security issued pursuant to Regulation CF	The Company may authorize additional and issue additional options which may dilute this Securities

Percentage ownership of the Company by the holders of such security (assuming conversion prior to the Offering if convertible securities).	Approximately 8%

Type	Warrants

Amount Outstanding	6,212

Voting Rights	None

Anti-Dilution Rights	None

How this security may limit, dilute or qualify the Security issued pursuant to Regulation CF	The Company may authorize additional and issue additional warrants which may dilute this Securities

Percentage ownership of the Company by the holders of such security (assuming conversion prior to the Offering if convertible securities).	Approximately 1%

Type	SAFEs

Face Value	$654,790

Voting Rights	Each SAFE is convertible into certain securities of the Company issued in connection with the Company’s next equity financing for the principal purpose of raising capital pursuant to which the Company issues and sells Preferred Stock at a fixed pre-money valuation. Upon conversion of the SAFE, the holders may have one vote for each share of stock held by such stockholders

Anti-Dilution Rights	None

Material Terms	Valuation Cap: $40,000,000 Discount: 20%

How this security may limit, dilute or qualify the Security issued pursuant to Regulation CF	The Company may authorize additional SAFEs which may dilute this Securities

Percentage ownership of the Company by the holders of such security (assuming conversion prior to the Offering if convertible securities).	Approximately 2.8%

Type	SAFEs

Face Value	$755,000

Voting Rights	Each SAFE is convertible into certain securities of the Company issued in connection with the Company’s next equity financing for the principal purpose of raising capital pursuant to which the Company issues and sells Preferred Stock at a fixed pre-money valuation. Upon conversion of the SAFE, the holders may have one vote for each share of stock held by such stockholders

Anti-Dilution Rights	None

Material Terms	Valuation Cap: $27,400,000 Discount: 0%

How this security may limit, dilute or qualify the Security issued pursuant to Regulation CF	The Company may authorize additional SAFEs which may dilute this Securities

Percentage ownership of the Company by the holders of such security (assuming conversion prior to the Offering if convertible securities).	Approximately 2.6%

10

Outstanding Debt

As of the date of this Form C-AR, the Company has the following debt outstanding:

Type	Credit Card / Revolver
Amount Outstanding	$15,348
Interest Rate	0.0%
Other Material Terms	Non-Recourse
Maturity Date	Minimum payment payable monthly

Type	Venture Debt Term Loan

Amount Outstanding	$2,000,000

Interest Rate	Accrues interest at a floating rate per annum equal to the greater of (1) five and one-half of one percent (5.50%) and (2) the Prime Rate plus the Prime Rate Margin of three-quarters of one percent (0.75%)

Other Material Terms	Non-Dilutive

Maturity Date	September 1, 2026

Ownership

The table below lists the beneficial owners of twenty percent (20%) or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, are listed along with the amount they own.

Name	Number and type/class of security held	Percentage ownership

John Green	250,000 shares of Common Stock	25.9%

Mauricio Delgado	250,000 shares of Common Stock	25.9%

LiveOak Venture Partners III, L.P.	208,952 shares of Preferred Stock	21.7%

11

FINANCIAL INFORMATION

Please see the financial information listed on the cover page of this Form C-AR and attached hereto in addition to the following information. Financial statements are attached hereto as Exhibit A.

Operations

Nada Holdings, Inc. (the “Company”) was incorporated on October 15, 2018 under the laws of the State of Delaware, and is headquartered in Dallas, Texas.

Results of Operations

Our net revenues or sales for the fiscal year 2022 were $1,384,776 as compared to $1,290,743 in the fiscal year 2021. Our sales and marketing expenses for the fiscal year 2022 were $289,183 as compared to $255,407 in the fiscal year ended 2021. Our research and development expenses in the fiscal year 2022 were $0.00 as compared to $74,680 in the fiscal year 2021. Our total operating expenses in the fiscal year 2022 were $2,849,254 as compared to $1,887,470 in the fiscal year 2021. This increase is the result of growth in our business. In addition, we had an interest expense of $156,596 in the fiscal year 2022, as compared to $13,941 in the fiscal year 2021. Our net loss was -$3,293,699 in the fiscal year 2022 compared to a net loss of -$1,604,668 in the fiscal year 2021. The increase in net loss is attributable to additional investments in people, marketing, and systems in the business.

Cash and Cash Equivalents

The Company maintains its cash with a major financial institution located in the United States of America, which it believes to be creditworthy. The Federal Deposit Insurance Corporation insures balances up to $250,000. At times, the Company may maintain balances in excess of the federally insured limits. The Company considers short-term, highly liquid investment with original maturities of three months or less at the time of purchase to be cash equivalents. Cash consists of funds held in the Company’s checking account. As of December 31, 2022 and December 31, 2021, the Company had $1,924,551 and $666,742 cash on hand respectively.

Liquidity and Capital Resources

Although we did not raise any funds in the Offering in 2022, we did raise $4.22 million through the private placement of our Series Seed-1 Preferred Stock and $554,790 through the private placement of our SAFEs in 2022. We have continued with these private placements in 2023 and the proceeds from these offerings are essential to our operations.

Capital Expenditures and Other Obligations

The Company does not intend to make any material capital expenditures in the near future.

Valuation

The Company has ascribed no pre-Offering valuation to the Company; the securities are priced arbitrarily.

Material Changes and Other Information

Material changes included in this Form C-AR are as follows: (i) include the Company’s financial statements for fiscal year ended on December 31, 2022, attached hereto as Exhibit A and modify the Company’s disclosure of its financials for such period; (ii) update the Company’s cash and cash equivalents (see “Cash and Cash Equivalents”); (iii) update the Company’s capitalization due to the sale and issuance of additional Simple Agreements for Future Equity in the aggregate amount of $1,409,790; and 95,814 employee stock options issued and outstanding, and the closing of the Series Seed-1 Preferred Equity Round in an amount of $4,220,000 (see “Capitalization, Debt and Ownership”, “Cash and Cash Equivalents”, and “Previous Offerings of Securities”).

12

Trends and Uncertainties

After reviewing the above discussion of the steps the Company intends to take, potential Investors should consider whether achievement of each step within the estimated time frame is realistic in their judgment. Potential Investors should also assess the consequences to the Company of any delays in taking these steps and whether the Company will need additional financing to accomplish them.

Please see the financial statements attached as Exhibit A for subsequent events and applicable disclosures.

Subsequent Events

To date in 2023, we have sold $755,000 in our SAFES in our Regulation D private placement. We have not sold any shares of our Series Seed-1 Preferred stock in 2023.

SVB Loan Agreement

In March 2023, the Company entered into a term loan agreement with Silicon Valley Bank, a subsidiary of First Citizens Bank for $2,000,000. The loan matures on September 1, 2026 and shall accrue interest at a floating rate per annum equal to the greater of (1) five and one-half of one percent (5.50%) and (2) the Prime Rate plus the Prime Rate Margin of three-quarters of one percent (0.75%).

Member for Cityfunds Portfolio Fund, LLC

Nada Asset Management LLC is a managing member of Cityfund Manager, LLC. Cityfund Manager, LLC executed an agreement to be the manager of Cityfunds Portfolio Fund, LLC on July 21, 2023. As the manager, Cityfund Manager, LLC provides for the management and operation of Cityfunds Portfolio Fund, LLC which has been formed for the purpose of (a) investing in multiple series of Cityfunds I, LLC, (b) investing in real estate, (c) purchasing, holding, disposing of, or otherwise dealing with securities of publicly traded real estate investment trusts (“REITs”), (d) engaging in such other activities as are related to or incidental to the foregoing, and (e) engaging in any lawful act or activity for which limited liability companies may be formed under the Act and to engage in any and all activities necessary or thereto incidental.

Member for Cityfunds Yield LLC

Nada Asset Management LLC is a managing member of Cityfund Manager, LLC. Cityfund Manager, LLC is a managing member of Cityfunds Yield Manager, LLC. Cityfunds Yield Manager, LLC executed an agreement to be the manager of Cityfunds Yield, LLC on November 13, 2023. As the manager, Cityfund Yield, LLC provides for the management and operation of Cityfunds Yield, LLC which has been formed for the purpose of (a) investing in real estate loans, (b) engaging in such other activities as are related to or incidental to the foregoing, and (c) engaging in any lawful act or activity for which limited liability companies may be formed under the Act and to engage in any and all activities necessary or thereto incidental.

Asset Transactions - Home Equity Investments (HEI) and Single-family Rental (SFR) Investments

HEI Investments: The Company invested $1,652,847 across 36 HEIs and sold 43 HEIs for $1,881,847 during the period from January 1, 2023 through December 15, 2023.

SFR Investments: The Company disposed of one SFRs on February 3, 2023 at a sales price of $204,500 and one on December 5, 2023 for $200,000.

Management’s Evaluation

Management has evaluated subsequent events through December 15, 2023, the date the consolidated financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in the consolidated financial statements.

13

Previous Offerings of Securities

We have made the following issuances of securities within the last three years:

Security Type	Principal Amount of Securities Issued	Amount of Securities Sold	Use of Proceeds	Offering Date	Exemption from Registration Used or Public Offering

Convertible Notes	$500,000	10	Working capital*, sales and marketing, and product development.	10/23/2018 - 12/3/2019	Section 4(a)(2)

SAFEs	$915,000	17	Working capital*	07/11/2020 - 11/22/2021	Section 4(a)(2)

Crowd SAFEs	$1,860, 892	3,896	Working capital*, sales and marketing, and product development.	6/17/2020 - 7/31/2021	Regulation CF

Preferred Stock	$4,220,000	238,317	Working capital*, sales and marketing, and product development	03/01/2022 - 06/10/2022	Regulation D, Rule 506(b)

SAFEs	$554,790	5	Working capital*, sales and marketing, and product development	06/11/2022 - 06/24/2022	Regulation D, Rule 506(b)

SAFEs	$855,000	6	Working capital*, sales and marketing, and product development	11/01/2022 - present	Regulation D, Rule 506(b)

*The Company will use these proceeds to cover expenses related to operating its real estate investments and finance services, pay for workspace, legal, accounting, and other general expenses as needed.

See the section titled “Capitalization, Debt and Ownership” for more information regarding the securities issued in our previous offerings of securities.

14

TRANSACTIONS WITH RELATED PERSONS AND CONFLICTS OF INTEREST

From time to time the Company may engage in transactions with related persons. Related persons are defined as any director or officer of the Company; any person who is the beneficial owner of twenty percent (20%) or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power; any promoter of the Company; any immediate family member of any of the foregoing persons or an entity controlled by any such person or persons. Additionally, the Company will disclose here any transaction since the beginning of the issuer’s last fiscal year, or any currently proposed transaction, to which the issuer was or is to be a party and the amount involved exceeds five percent (5%) of the aggregate amount of capital raised by the issuer in reliance on section 4(a)(6), including the Target Offering Amount of the Offering, and the counter party is either (i) any director or officer of the issuer; (ii) any person who is, as of the most recent practicable date but no earlier than 120 days prior to the date the offering statement or report is filed, the beneficial owner of twenty percent (20%) or more of the issuer’s outstanding voting equity securities, calculated on the basis of voting power; (iii) if the issuer was incorporated or organized within the past three years, any promoter of the issuer; or (iv) any member of the family of any of the foregoing persons, which includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships. The term spousal equivalent means a cohabitant occupying a relationship generally equivalent to that of a spouse.

The Company has no outstanding transactions with related persons.

THE SECURITIES

We request that you please review this Form C-AR, in conjunction with the following summary information.

Transfer Agent and Registrar

In December 2021 the Company entered into an agreement with Brassica Technologies, Inc. and its wholly-owned subsidiary (“Brassica”), whereby Brassica agreed to act as our transfer agent and registrar.

Not Currently Equity Interests

The Securities (SAFEs) are not currently equity interests in the Company and merely provide a right to receive equity at some point in the future upon the occurrence of certain events.

Dividends

The Securities do not entitle Investors to any dividends.

Conversion

Upon each future equity financing of not less than $1,000,000.00 (an “Equity Financing”), the Securities are convertible at the option of the Company, into CF Shadow Series Securities, which are securities identical to those issued in such future Equity Financing except 1) they do not have the right to vote on any matters except as required by law, 2) they must vote in accordance with the majority of the investors in such future Equity Financing with respect to any such required vote and 3) they are not entitled to any inspection or information rights (other than those contemplated by Regulation CF). The Company has no obligation to convert the Securities in any future financing.

Conversion Upon the First Equity Financing

If the Company elects to convert the Securities upon the first Equity Financing following the issuance of the Securities, the Investor will receive a number of CF Shadow Series Securities based on the applicable valuation cap. For investments that have been accepted by the Company before 11:59 PM Central Standard Time on May 31, 2021 (“Early Investments”) the valuation cap will be $12,000,000, for all other investments the valuation cap will be $16,000,000. The Investor will receive the number of CF Shadow Series Securities equal to the greater of the quotient obtained by dividing the amount the Investor paid for the Securities (the “Purchase Amount”) by (a) or (b) immediately below (the “Conversion Price”):

(a) the quotient of $12,000,000 for Early Investments or $16,000,000 for all other Investments, as applicable divided by the aggregate number of issued and outstanding shares of capital stock, assuming full conversion or exercise of all convertible and exercisable Securities then outstanding, including shares of convertible preferred stock and all outstanding vested or unvested options or warrants to purchase capital stock, but excluding (i) the issuance of all shares of capital stock reserved and available for future issuance under any of the Company’s existing equity incentive plans, (ii) convertible promissory notes issued by the Company, (iii) any Simple Agreements for Future Equity, including the Securities (collectively, “Safes”), and (iv) any equity Securities that are issuable upon conversion of any outstanding convertible promissory notes or Safes,

OR

15

(b) the lowest price per share of the Securities sold in such Equity Financing multiplied by 80.00%.

The price (either (a) or (b)) determined immediately above shall be deemed the “First Financing Price” and may be used to establish the conversion price of the Securities at a later date, even if the Company does not choose to convert the Securities upon the first Equity Financing following the issuance of the Securities.

If the Securities are not converted, the more preferable conversion found above will be deemed the first equity financing price “First Equity Financing Price”.

Conversion After the First Equity Financing

If the Company elects to convert the Securities upon an Equity Financing after the first Equity Financing following the issuance of the Securities, the Investor will receive the number of CF Shadow Series Securities equal to the quotient obtained by dividing (a) the Purchase Amount by (b) the First Equity Financing Price.

Conversion Upon a Liquidity Event Prior to an Equity Financing

In the case of an initial public offering of the Company (“IPO”) or Change of Control (see below) (either of these events, a “Liquidity Event”) of the Company prior to any Equity Financing, the Investor will receive, at the option of the Investor, either (i) a cash payment equal to the Purchase Amount (subject to the following paragraph) or (ii) a number of shares of Common Stock of the Company equal to the Purchase Amount divided by the quotient of (a) $12,000,000.00 for Early Investments or $16,000,000 for all other Investments, as applicable divided by (b) the number, as of immediately prior to the Liquidity Event, of shares of the Company’s capital stock (on an as-converted basis) outstanding, assuming exercise or conversion of all outstanding vested and unvested options, warrants and other convertible securities, but excluding: (i) shares of common stock reserved and available for future grant under any equity incentive or similar plan; (ii) any Safes; and (iii) convertible promissory notes.

In connection with a cash payment described in the preceding paragraph, the Purchase Amount will be due and payable by the Company to the Investor immediately prior to, or concurrent with, the consummation of the Liquidity Event. If there are not enough funds to pay the Investors and holders of other Safes (collectively, the “Cash-Out Investors”) in full, then all of the Company’s available funds will be distributed with equal priority and pro rata among the Cash-Out Investors in proportion to their Purchase Amounts.

“Change of Control” as used above and throughout this section, means (i) a transaction or transactions in which any person or group becomes the beneficial owner of more than 50% of the outstanding voting securities entitled to elect the Company’s board of directors, (ii) any reorganization, merger or consolidation of the Company, in which the outstanding voting security holders of the Company fail to retain at least a majority of such voting securities following such transaction(s) or (iii) a sale, lease or other disposition of all or substantially all of the assets of the Company.

Conversion Upon a Liquidity Event Following an Equity Financing

In the case of a Liquidity Event following any Equity Financing, the Investor will receive, at the option of the Investor, either (i) a cash payment equal to the Purchase Amount (as described above) or (ii) a number of shares of the most recently issued preferred stock equal to the Purchase Amount divided by the First Equity Financing Price. Shares of preferred stock granted in connection therewith shall have the same liquidation rights and preferences as the shares of preferred stock issued in connection with the Company’s most recent Equity Financing.

Pro-Rata Rights of Major Investors

Certain Investors of the Securities received pro-rata rights through the Offering, allowing them to avoid dilution in future rounds. Investors that made investments of $50,000 or greater in the Offering (such Investors, the “Major Investors”) will gain the right to continue investing in the Company and avoid dilution while others will not. Major Investors have the right to participate in new securities offerings unless the securities (i) are issued as a dividend or distribution on outstanding securities, (ii) are issued upon the conversion or exercise of outstanding securities, (iii) are issued to employees, directors or consultants pursuant to a plan, agreement or arrangement approved by the Company’s board of directors, (iv) are issued pursuant to the acquisition of another corporation or its assets, or (v) up to one million dollars ($1,000,000), of such securities, are issued by the Company annually to fund obligations to make cash dividends or interest payments on outstanding securities.

16

Dissolution

If there is a Dissolution Event (as defined below) before the Securities terminate, subject to the preferences applicable to any series of preferred stock then outstanding, the Company will distribute all proceeds legally available for distribution with equal priority among the (i) holders of the Securities (on an as converted basis based on a valuation of Common Stock as determined in good faith by the Company’s board of directors at the time of the Dissolution Event), (ii) all other holders of instruments sharing in the distribution of proceeds of the Company at the same priority as holders of Common Stock upon a Dissolution Event and (iii) all holders of Common Stock.

A “Dissolution Event” means (i) a voluntary termination of operations by the Company, (ii) a general assignment for the benefit of the Company’s creditors or (iii) any other liquidation, dissolution or winding up of the Company (excluding a Liquidity Event), whether voluntary or involuntary.

Termination

The Securities terminate upon (without relieving the Company of any obligations arising from a prior breach of or non-compliance with the Securities) upon the earlier to occur of: (i) the issuance of shares in the CF Shadow Securities to the Investor pursuant to the conversion provisions of the Crowd SAFE agreement or (ii) the payment, or setting aside for payment, of amounts due to the Investor pursuant to a Liquidity Event or a Dissolution Event.

Voting and Control

Neither the Securities nor the securities issuable upon the conversion of the Securities have voting rights.

The Company does not have any voting agreements in place.

The Company does not have any shareholder or equity holder agreements in place.

Anti-Dilution Rights

The Securities do not have anti-dilution rights, which means that future equity issuances and other events will dilute the ownership percentage that the Investor may eventually have in the Company. For the anti-dilution rights of Major Investors, please see the section titled “Pro-Rata Rights of Major Investors”, above, and the Crowd SAFE agreement.

Restrictions on Transfer

Any Securities sold pursuant to Regulation CF being offered may not be transferred by any Investor of such Securities during the one-year holding period beginning when the Securities were issued, unless such Securities are transferred: (1) to the Company; (2) to an accredited investor, as defined by Rule 501(d) of Regulation D promulgated under the Securities Act; (3) as part of an IPO; or (4) to a member of the family of the Investor or the equivalent, to a trust controlled by the Investor, to a trust created for the benefit of a member of the family of the Investor or the equivalent, or in connection with the death or divorce of the Investor or other similar circumstances. “Member of the family” as used herein means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother/father/daughter/son/sister/brother-in-law, and includes adoptive relationships. Each Investor should be aware that although the Securities may legally be able to be transferred, there is no guarantee that another party will be willing to purchase them.

17

In addition to the foregoing restrictions, prior to making any transfer of the Securities or any capital stock into which they are convertible, such transferring Investor must either make such transfer pursuant to an effective registration statement filed with the SEC or provide the Company with an opinion of counsel reasonably satisfactory to the Company stating that a registration statement is not necessary to effect such transfer.

In addition, the Investor may not transfer the Securities or any capital stock into which they are convertible to any of the Company’s competitors, as determined by the Company in good faith.

Furthermore, upon the event of an IPO, the capital stock into which the Securities are converted will be subject to a lock-up period and may not be lent, offered, pledged, or sold for up to 180 days following such IPO.

Other Material Terms

●	The Company does not have the right to repurchase the Securities.
●	The Securities do not have a stated return or liquidation preference.

The Company cannot determine if it currently has enough capital stock authorized to issue upon the conversion of the Securities, because the amount of capital stock to be issued is based on the occurrence of future events.

ADDITIONAL INFORMATION

The summaries of, and references to, various documents in this Form C-AR do not purport to be complete and in each instance reference should be made to the copy of such document which is either an appendix to this Form C-AR or which will be made available to Investors and their professional advisors upon request.

The Company is prepared to furnish, upon request, a copy of the forms of any documents referenced in this Form C-AR. The Company’s representatives will be available to discuss with prospective Investors and their representatives and advisors, if any, any matter set forth in this Form C-AR or any other matter relating to the Securities described in this Form C-AR, so that prospective Investors and their representatives and advisors, if any, may have available to them all information, financial and otherwise, necessary to formulate a well-informed investment decision. Additional information and materials concerning the Company will be made available to prospective Investors and their representatives and advisors, if any, at a mutually convenient location upon reasonable request.

18

SIGNATURE

Pursuant to the requirements of Sections 4(a)(6) and 4A of the Securities Act of 1933 and Regulation Crowdfunding (§ 227.100 et seq.), the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form C-AR and has duly caused this Form to be signed on its behalf by the duly authorized undersigned on December 26, 2023.

/s/ John Green
(Signature)

John Green
(Name)

Chief Executive Officer, Director
(Title)

Pursuant to the requirements of Sections 4(a)(6) and 4A of the Securities Act of 1933 and Regulation Crowdfunding (§ 227.100 et seq.), this Form C-AR has been signed by the following persons in the capacities and on the dates indicated.

/s/John Green
(Signature)

John Green
(Name)

Chief Executive Officer, Director
(Title)

December 26, 2023
(Date)

/s/Mauricio Delgado
(Signature)

Mauricio Delgado
(Name)

Chief Finance Officer, Director
(Title)

December 26, 2023
(Date)

(Signature)

Krishna Srinivasan
(Name)

Director
(Title)

December 26, 2023
(Date)

(Signature)

Vikram Malaney
(Name)

Director
(Title)

December 26, 2023
(Date)

/s/ Jesse Stein
(Signature)

Jesse Stein
(Name)

Director
(Title)

December 26, 2023
(Date)

19

FINANCIAL STATEMENTS CERTIFICATION

I, John Green, certify that:

(1) the financial statements of Nada Holdings, Inc. included in this Form C-AR under Exhibit A to the Form are true and complete in all material respects; and

(2) the tax return information of Nada Holdings, Inc. included in this Form reflects accurately the information reported on the tax return for Nada Holdings, Inc. filed for the fiscal year ended December 31, 2022.

/s/ John Green
Name:	John Green
Title:	Chief Executive Officer

20

EXHIBIT A

Financial Statements

NADA HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

UNAUDITED

As of December 31, 2022 and December 31, 2021

	2022	2021
Assets
Current assets
Cash and cash equivalents	$1,924,551	$666,742
Accounts receivable	75,557	24,955
Prepaid Expense and other current assets	167,919	13,049
Total current Assets	2,168,027	704,746

Noncurrent assets
Notes receivable, related party	335,000)	-
Security deposits	15,865	11,870
Investments	826,522	280,383
Property and equipment, net	80,506	17,544
Intangible assets, net	704,698	356,511
Total noncurrent Assets	1,962,591	666,318
Total assets	$4,130,618	$1,371,064
Liabilities and Stockholders’ Equity (Deficit)
Current liabilities
Accounts Payable	$257,869	$131,062
Accrued Liabilities	38,599	70,176
Accrued Interest	-	48,603
Credit Cards	43,914	91,699
Notes Payable, net of holdback costs	311,285	75,000
Notes payable, related party	28,897	-
Economic injury disaster loan (EIDL), current	273,381	-
Total current liabilities	953,945	416,540

Noncurrent liabilities
Future Equity Obligations (SAFEs)	554,790	2,775,892
Economic injury disaster loan (EIDL), noncurrent	-	274,332
Convertible notes	-	500,000
Total non-current liabilities	554,790	3,550,224

Total liabilities	$1,508,735	$3,966,764

Stockholders’ equity
Series seed-1, $0.0001 par value, 238,317 shares authorized, 238,317 and 0 shares issued and outstanding as of December 31, 2022 and 2021	24	-
Series seed-2, $0.0001 par value, 46,401 shares authorized, 46,401 and 0 shares issued and outstanding as of December 31, 2022 and 2021	5	-
Series seed-3, $0.0001 par value, 64,580 shares authorized, 64,580 and 0 shares issued and outstanding as of December 31, 2022 and 2021	6	-
Series seed-CF, $0.0001 par value, 131,363 shares authorized, 7,058 and 0 shares issued and outstanding as of December 31, 2022 and 2021	1	-
Common stock, $0.0001 par value, 1,233,618 shares authorized, 615,000 and 615,000 shares issued and outstanding as of December 31, 2022 and 2021	100	100
Treasury stock, at cost	(39)	(39)
Additional paid-in capital	8,511,246	-
Subscription receivable	(61)	(61)
Accumulated deficit	(5,889,399)	(2,595,700)
Total stockholders’ equity	2,621,883	(2,595,700)
Total liabilities and stockholders’ equity	$4,130,618	$1,371,064

NADA HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

UNAUDITED

As of December 31, 2022, and December 31, 2021

	Preferred Stock - Series Seed-1		Preferred Stock - Series Seed-2		Preferred Stock - Series Seed-3
	Shares	Amount	Shares	Amount	Shares	Amount
Balance at December 31, 2020	-	$-	-	$-	-	$-
Purchase of treasury stock	-	-	-	-	-	-
Retirement of treasury stock	-	-	-	-	-	-
Net loss	-	-	-	-	-	-
Balance at December 31, 2021	-	$-	-	-	-	-
Conversion of convertible notes to preferred stock	-	-	46,401	$5	-	$-
Conversion of SAFEs to preferred stock	-	-	-	-	64,580	6
Issuance of preferred stock	238,317	24	-	-	-	-
Net loss	-	-	-	-	-	-
Balance at December 31, 2022	238,317	$24	46,401	$5	64,580	$6

	Preferred Stock - Series Seed-CF		Common Stock
	Shares	Amount	Shares	Amount
Balance at December 31, 2020	-	$-	630,000	$100
Purchase of treasury stock	-	-	-	-
Retirement of treasury stock	-	-	(15,000)	-
Net loss	-	-	-	-
Balance at December 31, 2021	-	$-	615,000	$100
Conversion of convertible notes to preferred stock	-	-	-	-
Conversion of SAFEs to preferred stock	7,058	1	-	-
Issuance of preferred stock	-	-	-	-
Net loss	-	-	-	-
Balance at December 31, 2022	7,058	$1	615,000	$100

	Treasury Stock	Additional Paid-In Capital	Subscription Receivable	Accumulated Deficit	Total Stockholders’ Equity
Balance at December 31, 2020	$(37)	$-	$(63)	$(991,032)	$(991,032)
Purchase of treasury stock	(2)	-	2	-	-
Retirement of treasury stock	-	-	-	-	-
Net loss	-	-	-	(1,604,668)	(1,604,668)
Balance at December 31, 2021	$(39)	$-	$(61)	$(2,595,790)	$(2,595,700)
Conversion of convertible notes to preferred stock	-	821,636	-	-	821,641
Conversion of SAFEs to preferred stock	-	3,469,634	-	-	3,469,641
Issuance of preferred stock	-	4,219,976	-	-	4,220,000
Net loss	-	-	-	(3,293,669)	(3,293,699)
Balance at December 31, 2022	$(39)	$8,511,246	$(61)	$(5,889,399)	$2,621,833

NADA HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

UNAUDITED

Year Ended January 1, 2022 and December 31, 2021

	2022	2021
Revenue	$1,384,776	$1,392,364
Less: Client Rebates, Referral Fees	-	(101,621)
Net Revenue	1,384,776	1,290,743
Cost of Revenue	779,181	994,000
Gross Profit	605,595	296,743
Operating Expenses
General and Administrative	2,560,071	1,557,383
Sales and Marketing	289,183	255,407
Research and Development	-	74,680
Total operating expenses	2,849,254	1,887,470
Net loss from operations	(2,243,659)	(1,590,727)
Other income (expense)
Loss on change in fair value of SAFEs	(693,749)	-
Loss on change in fair value of convertible note	(246,484)	-
Interest expense	(156,596)	(13,941)
Other expense	(62,511)	-
Total other income (expense)	(1,050,040)	(13,941)
Net Loss	$(3,293,699)	$(1,604,668)

NADA HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

UNAUDITED

Year Ended December 31, 2022 and December 31, 2021

	2022	2021
Cash flows from operating activities
Net loss	$(3,293,699)	$(1,604,668)

Adjustments to reconcile net loss to net cash used provided by operating activities:
Loss on change in fair value of SAFEs	693,749	-
Loss on change in fair value of convertible note	246,484	-
Depreciation expense	700	-
Amortization expense	375	-
Forgiveness of PPP loans	-	(51,750)
Changes in operating assets and liabilities:
Accounts receivable	(50,602)	(5,465)
Prepaid expenses and other current assets	(154,870)	5,434
Security deposit	(3,995)	(9,870)
Accounts payable	126,807	30,965
Accrued liabilities	(31,577)	(1,583)
Accrued interest	26,554	-
Credit cards	(47,785)	12,956
Net cash used in operating activities	(2,487,859)	(1,623,981)

Cash flows from investing activities
Acquisition of property and equipment	(63,652)	(6,991)
Acquisition of intangible assets	(348,562)	(251,775)
Acquisition of single family homes	(546,139)	(266,895)
Increase in other noncurrent assets	-	(10,014)
Net cash used in investing activities	(958,353)	(535,675)

Cash flows from financing activities
Issuance of related party notes receivable	(335,000)	-
Proceeds from notes payable	340,182	-
Proceeds from issuance of preferred stock	4,220,000	-
Proceeds from issuance of SAFE notes	554,790	2,397,494
Payments of debt	(75,951)	(1,268)
Proceeds from EIDL	-	206,700
Net cash provided by financing activities	4,704,021	2,602,926

Net increase in cash and cash equivalents	1,257,809	443,270
Cash and cash equivalents, beginning of period	666,742	223,472
Cash and cash equivalents, end of period	$1,924,551	$666,742

Supplemental disclosure of non-cash investing and financing activities
Conversion of SAFE into preferred stock	$3,469,634	$-
Conversion of debt into preferred stock	$821,636	$-

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